================================================================================



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM 8-K


                             CURRENT REPORT
                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  December 2, 1994



                          THE MEAD CORPORATION
         (Exact name of registrant as specified in its charter)


    Ohio                        1-2267                       31-0535759
(State or other Jurisdiction   (Commission File Number)   (I.R.S. Employer
    of Incorporation)                                      Identification No.)


                         MEAD WORLD HEADQUARTERS
                       COURTHOUSE PLAZA NORTHEAST
                           DAYTON, OHIO 45463
                (Address of principal executive offices)


                              513-495-6323
           Registrant's telephone number, including area code







                             Not Applicable
      (Former name or former address, if changed since last report)




================================================================================

Item 2.     Acquisition or Disposition of Assets

            On December 2, 1994, The Mead Corporation, an Ohio corporation (the "Registrant"), consummated the disposition of its Mead Data Central division and certain related assets and subsidiaries (the "Business") to Reed Elsevier plc, an English corporation, and certain of its affiliates (collectively, "Reed") pursuant to a Purchase Agreement dated as of October 4, 1994 by and among the Registrant, Reed Elsevier plc and certain affiliated entities, as amended by an Amendment dated as of December 2, 1994.

            The purchase price paid by Reed for the Business was approximately $1.5 billion, subject to certain post-closing adjustments. The purchase price was established through arms' length negotiations following the solicitation, receipt and consideration of proposals from various interested parties.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits

(a)   Not Applicable

(b)   Pro Forma Financial Information

      The following unaudited pro forma condensed statements of earnings for the three quarters ended October 2, 1994, and the year ended December 31, 1993, set forth the results of operations of the Registrant as reported and as adjusted as though the sale of the Business had been completed at the beginning of the periods presented. The unaudited condensed statements of earnings reflect the elimination of interest expense on the debt that is anticipated to be retired and the related tax benefit as well as the historical operating results of the Business. No effect of possible uses of the remaining proceeds is reflected.

      The following unaudited pro forma condensed balance sheet as of October 2, 1994, reflects the financial position of the Registrant as reported and as adjusted as though the sale of the Business had been completed at October 2, 1994. The unaudited pro forma condensed balance sheet reflects the elimination of the assets and liabilities of the Business, the net proceeds of the sale, and the redemption and/or repurchase of certain short and long-term debt of the Registrant.

      These unaudited pro forma condensed financial statements have been prepared by the Registrant based upon assumptions deemed appropriate. The accompanying pro forma condensed financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Registrant's Quarterly Report on Form 10-Q for the three quarters ended October 2, 1994 and Annual Report on Form 10-K for the year ended December 31, 1993.

      These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations which would actually have been reported had the transactions been in effect during the period reported or which may be reported in the future.

THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES
- ---------------------------------------------------
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
- --------------------------------------------
AS OF OCTOBER 2, 1994
- -----------------------
(All dollar amounts in millions)

                                               Historical  Pro Forma    Pro Forma
Assets                                         Statements  Adjustments   Results
- ------                                         ----------  ----------  ----------
Current assets:
  Cash and cash equivalents                    $    19.1     $ 481.2   $   500.3
  Accounts receivable                              626.3                   626.3
  Inventories                                      382.4                   382.4
  Other current assets                              73.1                    73.1
                                               ----------  ----------  ----------
    Total current assets                         1,100.9       481.2     1,582.1

Investments and other assets:
  Investees                                         88.9                    88.9
  Other assets                                     408.5                   408.5
                                               ----------  ----------  ----------
                                                   497.4                   497.4

Property, plant and equipment                    4,251.9                 4,251.9
Less accumulated depreciation and
 amortization                                   (1,922.7)               (1,922.7)
                                               ----------  ----------  ----------
                                                 2,329.2                 2,329.2

Net assets of Electronic Publishing segment        362.6      (362.6)
                                               ----------  ----------  ----------
          Total assets                         $ 4,290.1     $ 118.6   $ 4,408.7
                                               ==========  ==========  ==========

LIABILITIES AND SHAREOWNERS' EQUITY
- ------------------------------------
Current liabilities:
  Notes payable                                $    76.1     $ (76.1)  $
  Accounts payable                                 311.1                   311.1
  Accrued liabilities                              317.7                   317.7
  Current maturities of long-term debt              11.8                    11.8
                                               ----------  ----------  ----------
    Total current liabilities                      716.7       (76.1)      640.6

Long-term debt                                   1,356.0      (514.5)      841.5

Commitments and contingent liabilities

Deferred items                                     537.8        91.0       628.8

Shareowners' equity:
  Common shares                                    177.4                   177.4
  Additional paid-in capital                        36.9                    36.9
  Foreign currency translation adjustment           (2.1)                   (2.1)
  Net unrealized gain on securities                  4.9                     4.9
  Retained earnings                              1,462.5       618.2     2,080.7
                                               ----------  ----------  ----------
                                                 1,679.6       618.2     2,297.8
                                               ----------  ----------  ----------
          Total liabilities and
           shareowners' equity                 $ 4,290.1     $ 118.6   $ 4,408.7
                                               ==========  ==========  ==========

See notes to unaudited pro forma condensed financial statements

THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES
- ---------------------------------------------------
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF EARNINGS
- -----------------------------------------------------
(All amounts in millions, except per share amounts)



                                      Three Quarters Ended                        Year Ended
                                        October 2, 1994                      December 31, 1993
                              ----------------------------------    ----------------------------------
                                           Historical                              Historical
                                           Statements                              Statements
                                           Excluding                               Excluding
                                          Discontinued  Pro Forma    Pro Forma    Discontinued  Pro Forma   Pro Forma
                                           Operations   Adjustments   Results      Operations  Adjustments  Results
                                          ------------  ----------  ------------  ------------ ----------  ----------
Net sales                                 $   3,381.7     $         $   3,381.7   $   4,239.0     $        $ 4,239.0
Cost of products sold                         2,813.3                   2,813.3       3,550.7                3,550.7
                                          ------------  ----------  ------------  ------------ ----------  ----------
  Gross profit                                  568.4                     568.4         688.3                  688.3
Selling, administrative and
  research expenses                             379.9                     379.9         467.7                  467.7
                                          ------------  ----------  ------------  ------------ ----------  ----------
Earnings from operations                        188.5                     188.5         220.6                  220.6
Other revenues                                     .4                        .4           9.0                    9.0
Interest and debt expense                       (77.6)       27.4         (50.2)        (94.6)      28.9       (65.7)
                                          ------------  ----------  ------------  ------------ ----------  ----------
  Earnings from continuing operations
    before income taxes                         111.3        27.4         138.7         135.0       28.9       163.9
Income taxes                                     44.5        11.0          55.5          57.7       11.6        69.3
                                          ------------  ----------  ------------  ------------ ----------  ----------
  Earnings from continuing operations
    before equity in earnings of investees       66.8        16.4          83.2          77.3       17.3        94.6
Equity in net earnings of investees              35.4                      35.4          18.4                   18.4
                                          ------------  ----------  ------------  ------------ ----------  ----------
  Earnings from continuing operations     $     102.2     $  16.4   $     118.6   $      95.7     $ 17.3   $   113.0
                                          ============  ==========  ============  ============ ==========  ==========

Earnings from continuing operations
  per common and common equivalent share        $1.70                     $1.98         $1.61                  $1.89

Average common and common equivalent
  shares outstanding                             62.5        (2.6)         59.9          59.6                   59.6

See notes to unaudited pro forma condensed financial statements

THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES
- --------------------------------------------------
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
- -----------------------------------------------------------
(All dollar amounts in millions)

A. The sale of Mead Data Central (MDC) will result in cash proceeds of approximately $1,500 and a related after tax gain of approximately $631. Adjustments have been recorded in the unaudited pro forma balance sheet to reflect the receipt of the proceeds, the recognition of the anticipated gain, payment of related income taxes and other expenses and the disposition of the net assets of MDC. The gain is not expected to change significantly when the recording of the sale is finalized.

      MDC was presented as a discontinued operation in the Quarterly Report on Form 10-Q for the quarterly period ended October 2, 1994. As such, the only adjustment made to the historical results presented in the pro forma historical statement of earnings is the omission of earnings from discontinued operations. For the historical statement of earnings for the year ended December 31, 1993, the results of MDC's operations have been removed. The corresponding adjustments required are the following:

                                                              Historical
                                                              Statements as
                                                Discontinued  Adjusted for
                                    Historical   Operations  Discontinued
                                   Statements  Adjustments    Operations
                                    ----------  ------------ -----------
      Net sales                     $ 4,790.3       $(551.3)  $  4,239.0
      Cost of products sold           3,834.5        (283.8)     3,550.7
                                    ----------  ------------ -----------
        Gross profit                    955.8        (267.5)       688.3
      Selling, administrative and
        research expenses               685.1        (217.4)       467.7

                                    ----------  ------------ -----------
        Earnings from operations        270.7         (50.1)       220.6
      Other revenues                      9.3           (.3)         9.0
      Interest and debt expense         (96.2)          1.6       (94.6)
                                    ----------  ------------ -----------
        Earnings before income taxes    183.8         (48.8)       135.0

      Income taxes                       78.1         (20.4)        57.7

                                    ----------  ------------ -----------
        Earnings before equity in
         net earnings of investees      105.7         (28.4)        77.3


      Equity in net earnings
       of investees                      18.4                       18.4

                                    ----------  ------------ -----------
        Earnings from continuing
         operations                 $   124.1       $ (28.4)  $     95.7

                                    ==========  ============ ===========

B. The Registrant has called its 6-3/4% convertible subordinated debentures and 9% debentures. In addition, the company intends to pay off all of its short term borrowings including those classified as long term. Adjustments made to the pro forma balance sheet reflect elimination of the debt and the recording of an extraordinary loss on extinguishment of the debt, net of tax. Adjustments made to the pro forma statements of earnings reflect elimination of interest expense on the debt and the related tax benefit.

C. Due to the retirement of the debt in Note B, common stock equivalents were excluded from the calculation of earnings per share for the three quarters ended October 2, 1994, and year ended
      December 31, 1993. For the three quarters ended October 2, 1994, the retirement had the effect of decreasing average common and common equivalent shares outstanding by approximately 2.6 million shares. The retirement had no effect on the year ended December 31, 1993, calculation as the common stock equivalents were anti-dilutive.

(c)   Exhibits

1. Purchase Agreement dated as of October 4, 1994 by and among the Registrant, Reed Elsevier plc and certain affiliated entities is incorporated by reference to exhibit (10)(1) to the Quarterly Report on Form 10-Q filed by the Registrant with the Securities and Exchange Commission on November 10, 1994.

2. Amendment dated as of December 2, 1994 by and among the Registrant, Reed Elsevier plc and certain affiliated entities.

                                 SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE MEAD CORPORATION




                                                By: WILLIAM R. GRABER
                                                    ----------------------
                                                    William R. Graber
                                                    Vice-President and Chief
                                                    Financial Officer


Date:       December 14, 1994

                               EXHIBIT INDEX


Exhibit           Description                                           Page
- -------           -----------                                           ----
1.                Purchase Agreement dated as of October 4, 1994
                  by and among The Mead Corporation, Reed
                  Elsevier plc and certain affiliated entities is incorporated by reference to exhibit (10)(1) to the Quarterly Report on Form 10-Q filed by The
                  Mead Corporation with the Securities and Exchange
                  Commission on November 10, 1994.

2. Amendment dated as of December 2, 1994 by and among The Mead Corporation, Reed Elsevier plc and certain affiliated entities.

                                                                Exhibit 2


                                AMENDMENT
                                ---------

      AMENDMENT, dated as of December 2, 1994, by and among Seller, Parent and Buyers.

      WHEREAS, pursuant to the terms and conditions of the Purchase Agreement (the "Purchase Agreement") dated as of October 4, 1994, by and among Seller, Parent and Buyers, Seller has agreed to sell to Buyers, and Buyers have agreed to purchase from Seller, the Business as a going concern, as more fully described in the Purchase Agreement; and

      WHEREAS, Seller, Parent and Buyers desire to amend the Purchase Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. Capitalized terms which are used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

            2. The phrase "Closing Date", as it appears on the sixth and seventh lines of Section 1.3 of the Purchase Agreement, is hereby deleted and replaced with "December 2, 1994".

            3. A new Section 1.7 is hereby added to Article I of the Purchase Agreement, which Section 1.7 reads as follows:

            "Section 1.7 Closing Date.  The parties agree that for
                         ------------
           purposes of (i) Section 1.6 hereof and (ii) the definition of "Statement" found in Article X hereof and Section 1.6 of the Disclosure Schedule only, the Closing Date shall be deemed to be the close of business on November 30, 1994. For all other purposes of this Purchase Agreement, including, without limitation, Article IX hereof, the Closing shall be deemed to have taken place on, and the Closing Date is, December 2, 1994. The parties further agree that notwithstanding any provision of this Purchase Agreement or the Related Agreements, Buyers shall be entitled to all cash received with respect to the operation of the Business after the close of business on November 30, 1994 and that Buyers shall be responsible for, and shall indemnify Seller with respect to, all expenses or other costs incurred in the ordinary course of the Business
          (including, without limitation, all Taxes incurred in the ordinary course of the Business, but excluding Taxes attributable to the transactions contemplated by this Agreement, the treatment of which will continue to be governed by the other provisions of this Agreement) incurred with respect to the operations of the Business after such date."

            4. Section 2.3 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "Section 2.3 No Ongoing or Transition Services.  Except (i)
                            ----------------------------------
       for certain services (collectively, the "Services") to be provided pursuant to a transition services agreement in substantially the form attached hereto (the "Transition Services Agreement"), (ii) for certain services related to employee benefits to be provided pursuant to an Employee Benefits Transition Services Agreement in substantially the form attached hereto, (iii) as identified in
      Section 2.3 of the Disclosure Schedule and (iv) as otherwise agreed to by Seller and Buyers, at the Closing, all data processing services, real estate and construction services activities, cash management and property and casualty insurance activities, purchasing and logistics services, corporate-wide productivity improvement programs regarding benefits administration and certain financial matters and other products or services provided (x) to MDC, any of the Other Divisions or any of the Companies by Seller or any affiliates of Seller (other than MDC, any of the Other Divisions or any of the Companies by Seller or any affiliates of Seller (other than MDC, any of the Other Divisions or any of the Companies) or (y) to Seller or any affiliates of Seller (other than MDC, any of the Other Divisions or any of the Companies) by MDC, any of the Other Divisions or any of the Companies including any agreements or understandings (written or oral) with respect thereto, will terminate."

            5. The last sentence of Section 5.4(b) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "Notwithstanding the foregoing, Buyer and Seller acknowledge that, in full satisfaction of Seller's obligations under this
      Section 5.4(b), Buyer shall be entitled to $24,000,000, $21,000,000 of which shall be payable at the Closing and offset against the Purchase Price and $3,000,000 of which shall be used to offset the costs incurred by Buyer pursuant to the Transition Services Agreement."

            6. Section 6.10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "Section 6.10 Prepaid Subscriptions.  Seller and Buyers agree
                          ---------------------
      that an amount of accounts receivable (net of reserves) equal to the Prepaid Subscriptions of Seller on the Closing Date shall be treated as transferred by Seller in consideration of the assumption by Buyers of the obligation to fulfill the Prepaid Subscriptions. For the purposes of the preparation and filing of all Tax Returns, the actual cost to fulfill the Prepaid Subscriptions of the Seller on the Closing Date shall be an amount equal to the sum of (i) 100% of the prepaid subscription amount relating to law school customers and
      (ii) 22% of the prepaid subscription amount relating to non-law school customers."

            7. The definition of "Buyers" in Article X of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            "Buyers" means REI, Reed Elsevier Properties Inc., a Delaware corporation, Reed Elsevier (UK) Limited, an English limited company, Butterworths Canada Ltd., an Ontario corporation, Lexis Document Services Inc., a Delaware corporation, Reed Exhibition Companies Inc., an Ontario corporation, and Werk-Verlag Dr. Edmund Banachewski, a German limited company, collectively, or, as the context indicates, company, collectively, or, as the context indicates, one or more of Buyers as purchaser of the relevant Assets or as successors to the relevant portion of the Business. All of the Buyers are indirectly wholly-owned subsidiaries of Parent."

            8. Section 1.1(a) of the Disclosure Schedule is hereby deleted in its entirety and replaced with the following:

                    ASSETS TO BE ACQUIRED BY EACH BUYER
                             Section 1.1 (a)
                             ---------------

Buyer                       Asset Description1          Comments
- ----------------------      ---------------------       -------------------
REI<F2>                      1.1(a)(1)                  Other than the owned
                                                        property located at
                                                        5072 North 300 West,
                                                        Provo, Utah

REI                          1.1(a)(ii)                 See footnote 3

REUKL<F4>                    1.1(a)(ii)                 See footnote 5

BCL<F6>                      1.1(a)(ii)                 See footnote 7

LDS<F8>                      1.1(a)(ii)                 See footnote 9

      ------------------------
[FN]
      1 References are to provisions of the Purchase Agreement dated as of October 4, 1994 and as amended hereby (the "Agreement")

      2 REI = Reed Elsevier Inc. (Massachusetts corporation). REI is also acquiring, pursuant to Section 1.1(b) of the Agreement, the entire issued shared capital of each of Reman and Derman from Mead Realty.

      3 To extent the assets are not used in the UK or Canadian branches of MDC International, or the Lexis Document Services division of Mead.

      4 REUKL = Reed Elsevier (U.K.) Limited (English company).

      5 To extent such assets are used in UK branch of MDC International (UK branch assets to be acquired by REUKL).

      6 BCL = Butterworths Canada Ltd. (Canadian company).

      7 To extent such assets are used in Canadian branch of MDC
      International (Canadian branch assets to be acquired by BCL).

      8 LDS = Lexis Document Services Inc. (Delaware corporation).

Buyer                     Asset Description         Comments
- ----------------------    ----------------------    ----------------------
REI                       1.1(a)(iii)

REI                       1.1(a)(iv)

REI                       1.1(a)(v)                  See footnote 3

REUKL                     1.1(a)(v)                  See footnote 5

BCL                       1.1(a)(v)                  See footnote 7

LDS                       1.1(a)(v)                  See footnote 9
REI                       1.1(a)(vi)

REI                       1.1(a)(viii)               Folio and LCC shares

REPI<F10>                 1.1(a)(viii)               Shares of Lexis, Inc.;
                                                     Nexis, Inc.; The
                                                     Michie Company;
                                                     Jurisoft Licensing
                                                     Corp.

WVDEB<F11>                1.1(a)(vii)                Shares of Mead Data
                                                     Central International
                                                     GmbH

REC<F12>                  1.1(a)(ix)

REI                       1.1(a)(x)                  See footnote 3

REUKL                     1.1(a)(x)                  See footnote 5

BCL                       1.1(a)(x)                  See footnote 7

REI                       1.1(a)(xi)                 See footnote 3
      ------------------------
[FN]
      9 To extent such assets are used in Lexis Document Services division of Mead.

      10 REPI = Reed Elsevier Properties Inc. (Delaware corporation).

      11 WVDEB = Werk-Verlag Dr. Edmund Banachewski GmbH (German company).

      12 REC = Reed Exhibition Companies Inc. (Canadian company)

Buyer                     Asset Description          Comments
- ----------------------    ----------------------     ----------------------

REUKL                     1.1(a)(xi)                  See footnote 5

BCL                       1.1(a)(xi)                  See footnote 7

LDS                       1.1(a)(xi)                  See footnote 9

REPI                      1.1(a)(xii)                 All trademarks,
                                                      registered Michie
                                                      copyrights (and
                                                      pending applications
                                                      for registration of
                                                      Michie copyrights)

REI                       1.1(a)(xii)                 All patents,
                                                      applications for
                                                      patents, MDC-
                                                      registered copyrights
                                                      (and pending
                                                      applications for
                                                      registration of MDC
                                                      copyrights), and all
                                                      other intellectual
                                                      property and
                                                      proprietary rights not
                                                      otherwise transferred
                                                      to REPI

REI                       1.1(a)(xiii)                See footnote 3
REUKL                     1.1(a)(xiii)                See footnote 5

BCL                       1.1(a)(xiii)                See footnote 7

LDS                       1.1(a)(xiii)                See footnote 9

REI                       1.1(a)(xiv)                 See footnote 3

REUKL                     1.1(a)(xiv)                 See footnote 5

BCL                       1.1(a)(xiv)                 See footnote 7

LDS                       1.1(a)(xiv)                 See footnote 9

REI                       1.1(a)(xv)

REI                       1.1(a)(xvi)                 See footnote 3

Buyer                     Asset Description            Comments
- ----------------------    ----------------------       ----------------------

REUKL                     1.1(a)(xvi)                  See footnote 5

BCL                       1.1(a)(xvi)                  See footnote 7

LDS                       1.1(a)(xvi)                  See footnote 9

REI                       1.1(a)(xvii)                 See footnote 3

REUKL                     1.1(a)(xvii)                 See footnote 5

BCL                       1.1(a)(xvii)                 See footnote 7

LDS                       1.1(a)(xvii)                 See footnote 9

All Buyers                1.1(a)(xviii)                Allocated per underly-
                                                       ing Assets

All Buyers                1.1(a)(xix)                  Allocated per underly-
                                                       ing Assets

REI                       1.1(a)(xx)

               9. Except as otherwise expressly set forth herein, the Purchase Agreement shall remain unaffected and in full force and effect in accordance with the terms and conditions thereof. All references to the term "Agreement" shall be deemed to refer to the Purchase Agreement as originally executed and as amended hereby.

            10. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (regardless of laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

       IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.
                                    THE MEAD CORPORATION

                                    By:  THOMAS E. PALMER
                                         ---------------------------------------
                                         Thomas E. Palmer
                                         Vice President

                                    REED ELSEVIER PLC

                                    By:  HERMAN J. BRUGGINK
                                         ---------------------------------------
                                          Herman J. Bruggink
                                          Director

                                    REED ELSEVIER INC.

                                    By:   HERMAN J. BRUGGINK
                                          --------------------------------------
                                          Herman J. Bruggink
                                          Vice Chairman

                                    REED ELSEVIER PROPERTIES INC.

                                    By:   MARK L. SEELEY
                                          --------------------------------------
                                          Mark L. Seeley
                                          President

                                    REED ELSEVIER (U.K.) LIMITED

                                    By:   HERMAN J. BRUGGINK
                                          --------------------------------------
                                          Herman J. Bruggink
                                          Authorized Representative

                                    BUTTERWORTHS CANADA LTD.

                                    By:    HERMAN J. BRUGGINK
                                          -------------------------------------
                                          Herman J. Bruggink
                                          Authorized Representative

                                    WERK-VERLAG DR EDMUND BANACHEWSKI GmbH

                                    By:    HERMAN J. BRUGGINK
                                          --------------------------------------
                                          Herman J. Bruggink
                                          Authorized Representative

                                    REED EXHIBITION COMPANIES INC.

                                    By:   HERMAN J. BRUGGINK
                                        ---------------------------------------
                                          Herman J. Bruggink
                                          Authorized Representative

                                    LEXIS DOCUMENT SERVICES INC.

                                    By:    HERMAN J. BRUGGINK
                                        --------------------------------------
                                          Herman J. Bruggink
                                          President